Exhibit 23.1  Consent of Auditor

MADSEN & ASSOCIATES CPA’S INC.	684 East Vine Street, #3
Certified Public Accountants and Business Consultants	Salt Lake City, Utah, 84102
Telephone: 801-268-2632
Fax: 801-262-3937

May 5, 2008

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, DC 20549

Re:     Form S-1 Registration Statement
           Sona Resources, Inc. (the “Company”)

Dear Sirs:

As independent registered accountants, we hereby consent to the inclusion or incorporation by reference in this Form S-1 – amendment #2 -Registration Statement the following:

Our report to the Board of Directors of Sona Resources, Inc. dated November 12, 2007 on the financial statements of the Company as at September 30, 2007 and the statements of operations, change in stockholders' equity and cash flows for the period from January 18, 2007 (date of inception) to September 30, 2007.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

MADSEN & ASSOCIATES, CPA’S INC.

Madsen & Associates, CPA’s Inc.